UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2024

Sterling Real Estate Trust

dba Sterling Multifamily Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 18th Ave South Ste. 200 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Securities Registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 12, 2024 (the “Effective Date”), Sterling Properties LLLP (the "Operating Partnership"), a wholly-owned subsidiary of Sterling Real Estate Trust (the “Company”), entered into Credit Agreement (the “Credit Agreement”) with Gate City Bank (“Lender”). In connection with the Credit Agreement and on the same date, the Company and Lender entered into a Commercial Guaranty (the “Guaranty Agreement”).

Pursuant to the Credit Agreement, Lender has made available to the Operating Partnership a $14.8 million revolving line of credit, which the Operating Partnership will used periodically for operating needs and to help facilitate acquisitions. The Credit Agreement has a five year term. The Operating Partnership’s obligations under the Credit Agreement are secured by mortgages of certain properties owned by the Operating Partnership and are fully guaranteed by the Company pursuant to the Guaranty Agreement. Balances under the Credit Agreement will bear interest at an annualized variable rate equal to the prime rate (8.50% as of the Effective Date) less a 1.5% reduction, which equated to an annualized rate of 7.0% as of the Effective Date.

The foregoing description of the Credit Agreement and the Guaranty Agreement are qualified in all respects by reference to the full text of the Credit Agreement and the Guaranty Agreement, which are attached as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein. The Credit Agreement and the Guaranty Agreement are not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations and warranties contained in Credit Agreement and the Guaranty Agreement were made only for purposes of such agreement (or the applicable related agreements) and as of specific dates, were solely for the benefit of the parties to such agreement (or the applicable related agreements), and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Title
10.1	Credit Agreement, dated July 12, 2024, between Gate City Bank and Sterling Properties, LLLP, together with Commercial Guaranty of Sterling Real Estate Trust, dated July 12, 2024.
10.2	Guaranty Agreement, dated July 12, 2024, between Gate City Bank and Sterling Properties, LLLP, together with Commercial Guaranty of Sterling Real Estate Trust, dated July 12, 2024.
104	Cover Page Interactive Data File, (Formatted in inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: July 18, 2024
	By:	/s/ Megan E. Schreiner
Name: Megan E. Schreiner
Title: President